Exhibit 5.1

May 22, 2026

Collab Z Inc.

29 Orinda Way, Unit 2060

Orinda, California 94563

Attn: Board of Directors

RE:	Collab Z Inc.
Registration Statement on Form S-1, as amended, Registration No. 333-293881

Ladies and Gentlemen:

We have acted as counsel to Collab Z Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the above-caption registration under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Commission on February 27, 2026 (as amended, the “Registration Statement”). The Company filed the Registration Statement in connection with the proposed underwritten offering and relates to the issuance and sale by the Company of up to an aggregate of 5,750,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) consisting of: (i) 5,000,000 shares (the “Company Shares”) of the Common Stock to be issued and sold by the Company; and (ii) 750,000 shares of Common Stock (the “Option Shares” and together with the Company Shares, the “Shares”) that may be sold pursuant to the underwriters’ option to purchase additional shares (the “Over-Allotment Option”) pursuant to the underwriting agreement to be entered into by and between the Company and American Trust Investment Services, Inc. and WestPark Capital, Inc., as the representatives of the underwriters (the “Underwriting Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering these opinions, we have examined the Company’s articles of incorporation and bylaws, both as currently in effect, the Registration Statement, and the exhibits thereto, including the form of Underwriting Agreement, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement:

(i)	The issuance and sale of the Company Shares, has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner described in the Registration Statement, the Company Shares, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(ii)	The issuance and sale of the Option Shares, has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold pursuant to the exercise of the Over-Allotment Option in the manner described in the Registration Statement, the Option Shares will be validly issued, fully paid, and non-assessable shares of Common Stock of the Company;

Our opinion is limited to the Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting such statute and provisions, the laws of the state of New York and the federal laws of the United States of America.. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, and in the Prospectus forming a part thereof. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

[Signature page follows]

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

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